UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

310-857-1100
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report on Form 8-K/A amends the report on Form 8-K of Maguire Properties, Inc. (the “Company”), dated April 30, 2007, to provide supplemental acquisition of assets information to such Form 8-K under Item 2.01 and to provide certain financial information required by Item 9.01 in connection with the acquisition of the Blackstone Properties portfolio of 24 properties and 11 separate land parcels by Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership of the Company, completed on April 24, 2007.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 24, 2007, Maguire Properties, L.P., the operating partnership of the registrant, Maguire Properties, Inc., a real estate investment trust (the “Company”), purchased 24 properties and 11 development assets from various entities controlled by Blackstone Real Estate Advisors (the “Blackstone Transaction”). The properties are located in Los Angeles and Orange County, California and total approximately 7,687,000 rentable square feet (before re-measurement) and developable land estimated to support approximately 2,186,000 square feet of improvements. The purchase price of $2.875 billion (before reserves and closing costs) was funded through new mortgage financings of $2.28 billion, a bridge mortgage financing of $223.0 million, and a $530.0 million corporate facility originated by CSFB, Lehman Brothers and Merrill Lynch & Co. compromised of a $400.0 million term loan (fully drawn at closing) and a $130.0 million revolving credit facility (not yet drawn upon).

The following schedules, based on data received from the Seller, sets forth certain information with respect to the Properties. Such data has not been independently verified and the information below therefore may not be accurate or complete:

Property	Submarket	Rentable Area (a) (Square Feet)	Rentable Area (Percentage of Total)	Leased as of March 31, 2007	Number of Buildings

Operating Assets:
550 South Hope Street	Downtown Los Angeles	566,000	7.36%	90.1%	1
Two California Plaza (a)	Downtown Los Angeles	1,330,000	17.30%	91.2%	1
1920 Main Plaza	Irvine Business Center	306,000	3.98%	89.3%	1
2010 Main Plaza	Irvine Business Center	281,000	3.66%	68.8%	1
Inwood Park (b)	Irvine Business Center	157,000	2.04%	91.6%	1
1201 Dove Street (b)	John Wayne Airport Complex	78,000	1.01%	98.6%	1
18301 Von Karman	John Wayne Airport Complex	220,000	2.86%	91.0%	1
18581 Teller	John Wayne Airport Complex	86,000	1.12%	100.0%	1
2600 Michelson	John Wayne Airport Complex	308,000	4.01%	98.3%	1
Fairchild Corporate Center (b)	John Wayne Airport Complex	105,000	1.37%	97.8%	1
Redstone Plaza (b)	John Wayne Airport Complex	168,000	2.19%	96.3%	2
Tower 17 (d)	John Wayne Airport Complex	231,000	3.01%	82.7%	1
500 Orange Tower	Anaheim Stadium Area	333,000	4.33%	95.9%	2
Stadium Towers Plaza	Anaheim Stadium Area	255,000	3.32%	93.1%	1
Brea Corporate Place (a)	Brea	328,000	4.27%	93.2%	2
Brea Financial Commons Portfolio	Brea	165,000	2.15%	99.6%	3
1100 Executive Tower (d)	Eastern Central Orange County	367,000	4.77%	96.7%	1
Lincoln Town Center (c)	Eastern Central Orange County	215,000	2.80%	97.7%	1
The City - 3800 Chapman	City of Orange	157,000	2.04%	100.0%	1
500-600 Parkway	City of Orange	459,000	5.97%	95.0%	3
City Plaza	City of Orange	324,000	4.21%	88.3%	1
City Tower	City of Orange	409,000	5.32%	96.8%	1
Bixby Ranch (b)	Huntington\Seal Beach	295,000	3.84%	96.5%	1
Griffin Towers	South Coast Metro	544,000	7.07%	82.6%	1
Total Operating Portfolio		7,687,000	100.00%	91.8%	31

		Estimated
		Buildable
		Area
	Location	(Square Feet)
Development Assets
Stadium Tower II	Anaheim Stadium Area	282,000
1100 Executive Tower (d)	Eastern Central Orange County	366,000
500 Orange Center	Anaheim Stadium Area	475,000
City Tower II	City of Orange	360,000
Brea Financial Commons Portfolio	Brea	57,000
Inwood Park II (b)	Irvine Business Center	86,000
City Plaza II	City of Orange	360,000
605 City Parkway	City of Orange	200,000
Citibank Land	City of Orange	TBD
Brea Corporate Place (a)	Brea	TBD
Bixby Ranch (b)	Huntington\Seal Beach	TBD
Total Development Assets		2,186,000

Total Portfolio		9,873,000
__________
(a)	Subject to existing ground lease.
(b)	Sold to Bixby Land Company on May 25, 2007.
(c)	Sold to Mullrock 4, LLC on June 28, 2007.
(d)	Sold to Mullrock 4, LLC on June 29, 2007.

On April 5, 2007, the Company entered into an agreement to sell Wateridge Plaza and Pacific Center, two office properties located in San Diego, California, which were not acquired in the Blackstone Transaction, to an entity controlled by GE Asset Management for approximately $298.2 million (the “GE Transaction”).  The sale of Wateridge Plaza closed May 2, 2007.  The sale of Pacific Center closed on July 3, 2007.

On April 16, 2007, we entered into an agreement to sell five office properties and two development sites included in the Blackstone Transaction to Bixby Land Company for approximately $344.8 million (the “Bixby Transaction”).  The properties included in the Bixby Transaction are as follows:  Inwood Park and the Inwood Park development site, 1201 Dove Street, Fairchild Corporate Center, Redstone Plaza, Bixby Ranch and the Bixby Ranch development site.

On May 17, 2007, various entities owned by the Company entered into an agreement to sell three office properties and one development site acquired in the Blackstone Transaction to Mullrock 4, LLC for approximately $310.0 million (the “Mullrock Transaction”).  The properties included in the Mullrock Transaction are as follows: Tower 17, Lincoln Town Center and the 1100 Executive Tower and development site.  The sale of Lincoln Town Center closed on June 28, 2007.  The sale of Tower 17 and 1100 Executive Tower and development site closed on June 29, 2007.

The agreement to sell the Bixby Properties was entered into prior to the close of the Blackstone Transaction.  Accordingly, the audited statement of revenues and certain expenses included in Section 9, Financial Statements and Exhibits for the Blackstone Transaction, does not include the historical results of the five assets and two development sites sold as part of the Bixby Transaction.  The remaining 19 properties and nine development sites acquired in the Blackstone Transaction are defined as the “Acquisition Properties” in the attached audited statement of revenues and certain expenses.  The GE and Mullrock Transactions are defined as the “Disposition Properties” in the pro forma condensed and consolidated balance sheet and statement of operations included in Item 9.01 (b).

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements Under Rule 3-14 of Regulation S-X

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Maguire Properties, Inc.

We have audited the accompanying combined statement of revenues and certain expenses of the Blackstone Real Estate Advisors Portfolio (the Acquisition Properties) for the year ended December 31, 2006. The combined statement of revenues and certain expenses is the responsibility of the Acquisition Properties’ management. Our responsibility is to express an opinion on the combined statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. We were not engaged to perform an audit of the Acquisition Properties’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquisition Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in Maguire Properties, Inc.’s Current Report on Form 8-K as described in Note 1, and is not intended to be a complete presentation of the Acquisition Properties’ combined revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1, of the Acquisition Properties for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Chicago, Illinois
June 20, 2007

 BLACKSTONE REAL ESTATE ADVISORS PORTFOLIO
COMBINED STATEMENTS OF REVENUES
AND CERTAIN EXPENSES

	January 1, 2007	Year Ended
	to March 31,	December 31,
	2007	2006
	(Unaudited)
Revenue
Rental revenue	$36,018,396	$145,996,528
Straight-line rent adjustment	(126,760)	(2,720,329)
Tenant reimbursements	8,256,727	29,331,905
Parking and other	3,952,554	16,305,626
Total revenues	48,100,917	188,913,730

Certain expenses
Rental property operating and maintenance	12,471,173	53,650,962
Property management fees – affiliate	1,481,477	5,358,582
Real estate taxes	3,241,846	11,896,816
General and administrative	1,933,103	5,759,267
Parking costs	717,642	2,538,247
Ground lease expense	897,207	4,668,521
Total certain expenses	20,742,448	83,872,395
Revenues in excess of certain expenses	$27,358,469	$105,041,335

See accompanying notes to combined statement of revenues and certain expenses.

BLACKSTONE REAL ESTATE ADVISORS PORTFOLIO
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
Year Ended December 31, 2006 and Period From
January 1, 2007 Through March 31, 2007 (Unaudited)

(1) Basis Of Presentation

On April 24, 2007, Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership of the registrant Maguire Properties, Inc., a real estate investment trust (the “Company”), acquired a number of assets (the “Acquisition Properties”) from Blackstone Real Estate Advisors (the “Seller”). The Acquisition Properties are a portfolio of 19 office properties totaling approximately 6.8 million square feet (unaudited) and land and development agreements that can support up to approximately 2.1 million square feet (unaudited) of mixed-use improvements.

The accompanying combined statements of revenues and certain expenses relates to the operations of the Acquisition Properties. The following table describes the composition of the Acquisition Properties:

Operating Property	Location

1920 Main Plaza	Irvine, CA
2010 Main Plaza	Irvine, CA
1100 Executive Tower	Orange, CA
1100 Executive Tower Development Site	Orange, CA
Two California Plaza	Los Angeles, CA
550 South Hope	Los Angeles, CA
18301 Von Karman	Irvine, CA
Lincoln Town Center	Santa Ana, CA
500 Orange Tower	Orange, CA
500 Orange Development Site	Orange, CA
500 – 600 Parkway	Orange, CA
605 City Parkway Development Site	Orange, CA
The City – 3800 Chapman	Orange, CA
Brea Financial Commons Portfolio Development Site	Brea, CA
Brea Corporate Place	Brea, CA
Brea Corporate Place Development Site	Brea, CA
Tower 17	Irvine, CA
Stadium Towers Plaza	Anaheim, CA
Stadium Towers II Development Site	Anaheim, CA
City Tower	Orange, CA
City Plaza	Orange, CA
City Plaza II Development Site	Orange, CA
2600 Michelson	Irvine, CA
18581 Teller	Irvine, CA
City Tower Two Development Site	Orange, CA
Citibank Land Development Site	Orange, CA
Griffin Towers	Santa Ana, CA

The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Acquisition Properties for the period from January 1, 2007 to March 31, 2007 (unaudited) and for the year ended December 31, 2006, due to the exclusion of depreciation, amortization and certain interest expense relating to debt which will not be assumed with the properties, which may not be comparable to the proposed future operations of the Acquisition Properties.

BLACKSTONE REAL ESTATE ADVISORS PORTFOLIO
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — Continued
Year Ended December 31, 2006 and Period From
January 1, 2007 Through March 31, 2007 (Unaudited)

(2) Summary of Significant Accounting Policies and Practices

Revenue Recognition

All leases are classified as operating leases with minimum rents, free rent periods (rent holidays) and any other lease inducements recognized on a straight-line basis over the terms of the leases.

Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Lease termination fees, which are included in parking and other income in the accompanying combined statements of revenues and certain expenses, are recognized when the related leases are canceled and the landlord has no continuing obligation to provide services to such former tenants. Lease termination fees were approximately $1,587,000 for the year ended December 31, 2006.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the combined statements of revenues and certain expenses of the Acquisition Properties in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

Repairs and Maintenance

Repairs and maintenance are charged to expense as incurred.

Unaudited Interim Financial Information

The combined statement of revenues and certain expenses for the period from January 1, 2007 to March 31, 2007, is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3) Minimum Future Lease Rentals

The Acquisition Properties are subject to various lease agreements with tenants. As of December 31, 2006, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are approximately as follows:

Year ending December 31:
2007	$140,230,000
2008	108,220,000
2009	86,255,000
2010	68,774,000
2011	48,784,000
Thereafter	85,060,000
Total minimum future lease rentals	$537,323,000

The leases also generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the future minimum amounts above.

(4) Related-Party Transactions

The Acquisition Properties are managed by an affiliate of the Seller. Management fees are calculated as a percentage of gross

BLACKSTONE REAL ESTATE ADVISORS PORTFOLIO
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — Continued
Year Ended December 31, 2006 and Period From
January 1, 2007 Through March 31, 2007 (Unaudited)

monthly cash receipts from the Acquisition Properties. For the period from January 1, 2007 to March 31, 2007 (unaudited) and the year ended December 31, 2006, management fee expenses of $1,481,477 and $5,358,582, respectively, were incurred for these services.

In addition, affiliates of the Seller receive fees and cost reimbursements in connection with insurance allocations. For the period from January 1, 2007 to March 31, 2007 (unaudited) and the year ended December 31, 2006, affiliates were paid $2,424,465 and $8,713,783, respectively, for these services. Fees for these services are at rates which management believes are equal to or less than market for similar services that could be obtained from unaffiliated parties and are recorded in rental property operating and maintenance in the accompanying combined statements of revenue and certain expenses.

(5) Commitments and Contingencies

The Acquisition Properties are subject to legal claims in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims would not have a material impact on the Acquisition Properties’ revenues and certain expenses.

In connection with the ownership and operation of the real estate projects, the Acquisition Properties may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials. The Acquisition Properties have not been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of the properties, and the Acquisition Properties are not aware of any environmental condition with respect to any of the properties that management believes will have a material adverse effect on the Acquisition Properties’ revenues and certain expenses.

(6) Ground Leases

At December 31, 2006, two of the Acquisition Properties (Two California Plaza and Brea Corporate Place) were subject to noncancelable ground leases. The Two California Plaza ground lease requires minimum annual lease payments of $1,500,000, exclusive of any percentage rent contingencies, and expires in 2082. The Brea Corporate Place ground lease requires minimum annual lease payments of approximately $816,000, exclusive of any percentage rent contingencies, and expires in 2083. Percentage rent contingencies are generally based upon net available income as defined further in the respective ground lease agreements and amounted to approximately $450,000 and $112,000 for the year ended December 31, 2006 and the period from January 1, 2007 through March 31, 2007 (unaudited), respectively. Included in ground lease expense is a straight-line rent adjustment that increased rent expense by approximately $1,900,000 and $200,000 for the year ended December 31, 2006, and the period from January 1, 2007 through March 31, 2007 (unaudited), respectively.

(7) Subsequent Event

On February 9, 2007, the Seller acquired the Acquisition Properties from Equity Office Properties Trust, a real estate investment trust. The combined statement of revenues and certain expenses for the three-month period ended March 31, 2007, has been presented combining the two separate ownership periods.

(b) Unaudited Pro Forma Condensed Consolidated Financial Statements

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements as of December 31, 2006 and for the year ended December 31, 2006 are presented as if the purchase of the Acquisition Properties occurred on December 31, 2006 for the pro forma condensed consolidated balance sheet and on January 1, 2006 for the pro forma condensed consolidated statement of operations.  The Acquisition Properties is defined as the Blackstone Transaction less the following five properties:  Inwood Park, 1201 Dove Street, Fairchild Corporate Center, Bixby Ranch, Redstone Plaza and two development sites: Inwood Park II and Bixby Ranch sold in the Bixby Transaction, since the agreement to sell the Bixby Properties was entered into prior to the close of the Blackstone Transaction (April 24, 2007).  The pro forma condensed consolidated financial statements are also presented as if the sale of Wateridge Plaza and Pacific Center (the “GE Transaction”) and the sale of Tower 17, Lincoln Town Center and 1100 Executive Tower and development site (the “Mullrock Transaction”) closed on December 31, 2006 for the pro forma condensed consolidated balance sheet and on January 1, 2006 for the pro forma condensed consolidated statement of operations included in Item 9.01(a) Financial Statements and Exhibits.

The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated historical financial statements of the Company, which were filed as part of the Company’s annual report on Form 10-K/A for the year ended December 31, 2006 filed on April 9, 2007 and the audited combined statements of revenues and certain expenses included in Item 9.01(a) Financial Statements and Exhibits of this 8-K/A.

The pro forma condensed consolidated financial statements do not purport to represent our financial position or results of operations that would actually have occurred assuming the purchase of the Acquisition Properties along with their related financing transactions had all occurred on the dates specified; nor do they purport to project our financial position or results of operations as of any future date or for any future period.

MAGUIRE PROPERTIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2006
(Unaudited)
(In thousands)

	Company Historical	Acquisition Properties Historical		Disposition Properties Historical		Company Pro Forma
		(a)		(j)
Assets
Investments in real estate, net	$3,017,249	$2,519,059	(b)	$(496,164)		$5,040,144
Cash and cash equivalents including restricted cash	200,273	(2,467)	(c)	(53,452)	(k)	144,354
Rents, deferred rents and other receivables	67,245	314	(d)	(2,274)	(l)	65,285
Deferred charges, net	170,330	157,560	(e)	(9,327)	(m)	318,562
						–
Acquired above market leases, net	21,848	15,912	(f)	(2,501)	(n)	35,259
Other assets	10,406	6,112	(g)	(987)	(o)	15,530
Investment in unconsolidated joint venture	24,378	–		–		24,378
Total assets	$3,511,729	$2,696,489		$(564,706)		$5,643,512

Liabilities and Stockholders' Equity
Loans payable	$2,794,349	$2,559,073	(h)	$(646,922)	(p)	$4,706,500
Acquired lease obligations, net	72,821	131,103	(f)	(2,370)	(q)	201,554
Accounts and interest payable and other liabilities	183,976	6,313	(i)	(1,541)	(r)	188,748
Total liabilities	3,051,146	2,696,489		(650,833)		5,096,803
Minority interests	28,671	–		(2,722)		25,949
Stockholders' equity:						–
Preferred stock	100	–		–		100
Common stock	470	–		–		470
Additional paid in capital	680,980	–		–		680,980
Unearned and accrued stock compensation	–	–		–		–
Accumulated deficit and dividends	(257,124)	–		–		(257,124)
Accumulated other comprehensive income, net	7,486	–		88,848	(s)	96,334
Total stockholders' equity	431,912	–		88,848		520,760
Total liabilities and stockholders' equity	$3,511,729	$2,696,489		$(564,706)		$5,643,512

See accompanying notes to pro forma condensed consolidated financial statements.

MAGUIRE PROPERTIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006
(Unaudited)
(In thousands except per share data)

	Company Historical	Acquisition Properties Historical	Disposition Properties Historical	Pro Forma Adjustments		Company Pro Forma
		(t)	(u)	(v)
Revenues:
Rental	$430,325	$143,276	$(40,317)	$29,693	(w)	$562,977
Interest and other	31,881	45,637	(302)	–		77,216
Total revenues	462,206	188,913	(40,619)	29,693		640,193
Expenses:
Property operating expenses	157,133	83,872	(15,589)	–		225,416
General and administrative and other	37,016		(692)	–		36,324
Depreciation and amortization	144,690	–	(9,662)	95,016	(x)	230,043
Interest	137,178	–	(9,837)	131,499	(y)	258,840
Loss from early extinguishment of debt	11,440	–	–	9,098	(z)	20,538
Total expenses	487,457	83,872	(35,780)	235,613		771,162
(Loss) Income before minority interest	(25,251)	105,041	(4,839)	(205,920)		(130,969)
Equity in net loss of unconsolidated joint venture	(3,746)	–	–	–		(3,746)
Gain on sale of real estate	108,469	–	–	86,126	(aa)	194,595
Minority interests	(9,146)	–	–	2,722	(bb)	(6,424)
Net income (loss)	70,326	105,041	(4,839)	(117,072)		53,456
Less preferred dividends	(19,064)	–	–	–		(19,064)
Net income (loss) available to Common Stockholders	$51,262	$105,041	$(4,839)	$(117,072)		$34,392
Basic income per share	$1.11
Diluted income per share	$1.09
Weighted average common shares outstanding-basic	46,257,573
Weighted average common shares outstanding-diluted	46,931,433
Pro forma diluted income per share available to Common Stockholders						$0.73

See accompanying notes to pro forma condensed consolidated financial statements.

1. Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the pro forma condensed consolidated balance sheet as of December 31, 2006 are as follows:

(a)
The purchase price of approximately $2.5 billion (before reserves and closing costs) for the Acquisition Properties, which represents the assets acquired in the Blackstone Transaction less the assets sold in the Bixby Transaction, has been allocated on a preliminary basis to the assets acquired and the liabilities assumed.  We expect to finalize our purchase price allocation no later than 12 months from the date of acquisition.

(b)	Reflects the purchase of the Acquisition Properties and related direct acquisition costs incurred.

(c)	The change in pro forma cash and cash equivalents as a result of the purchase of the Acquisition Properties is summarized as follows:

(in thousands)

Gross Loan Proceeds	$2,559,073
Purchase of Acquisition Properties	(2,540,721)
Closing Costs	(28,158)
Closing Prorations	7,339
Net Cash Activity	$(2,467)

(d)	Represents general and parking account receivables related to the Acquisition Properties.

(e)
Represents in-place value of $160.0 million associated with the Acquisition Properties and deferred financing costs of $27.5 million in connection with the issuance of new Mortgage Loans and the Term Loan.

(f)	Represents above-market lease intangible assets and below-market lease liabilities associated with the Acquisition Properties.

(g)	Represents prepaid insurance, prepaid property taxes and prepaid other expenses funded upon the closing of the Acquisition Property purchase.

(h)	The change in pro forma loans payable as a result of the purchase of the Acquisition Properties is summarized as follows:

(in thousands)

Issuance of Mortgage Loans	$2,277,000
Issuance of Bridge Mortgage Loans	223,000
Issuance of Term Loan	400,000
Gross Loan Proceeds for Blackstone Transaction	2,900,000
Less: Bixby Transaction	(340,927)
Net increase in loans payable	$2,559,073

(i)	Represents security deposits, prepaid rental income, related party payables, accrued interest payables and accrued expenses associated with the Acquisition Properties.

(j)
The Disposition Properties includes the properties sold in the Mullrock Transaction and GE Transaction.  The Disposition Properties does not include the assets sold in the Bixby Transaction because the Acquisition Properties is shown net of the Bixby Transaction.

(k)	All surplus cash proceeds as a result of the sales are assumed to pay down debt.

(l)	Represents general account receivables, parking account receivables and deferred rent associated with the Disposition Properties.

(m)	Represents deferred financing cost of $3.2 million, deferred leasing cost of $1.2 million and $5.0 million of in-place lease value intangible assets associated with the Disposition Properties.

(n)	Represents above-market lease intangible assets associated with the Disposition Properties.

(o)	Represents prepaid insurance, prepaid property taxes, utility deposit and prepaid other expenses related to the closing of the Disposition Property sale.

(p)	The change in pro forma loans payable as a result of the sale of the Disposition Properties is summarized as follows:

(in thousands)

Loan paydown as a result of the Mullrock Transaction	$340,840
Loan paydown as a result of the GE Transaction	296,659
Net decrease in loans payable	$637,499

(q)	Represents below-market lease liabilities associated with the Disposition Properties.

(r)	Represents security deposits, prepaid rental income, related party payables, accrued interest payables and accrued expenses associated with the Disposition Properties.

(s)	Represents gain attributable to the GE Transaction.

2. Adjustments to the Pro Forma Condensed Consolidated Statements of Operations

(t)	Reflects the 2006 historical results of operations of the Acquisition Properties, which represents the assets acquired in the EOP Transaction less the assets sold in the Bixby Transaction.

(u)	Reflects the 2006 historical results of operations of the Disposition Properties.

(v)
The purchase price of the Acquisition Properties has been allocated on a preliminary basis to the assets acquired and the liabilities assumed.  We expect to finalize our purchase price allocation no later than 12 months from the date of acquisition.

(w)	Rental income was increased to reflect straight-line amounts and net below-market lease revenues.

(x)	Represents straight-line depreciation expense and amortization expense for tangible and intangible assets acquired as follows:

Asset	Estimated Useful Life

Building and Improvements	30 to 40 years
Tenant Improvements and In-Place Lease Value	Shorter of Remaining useful life or Remaining lease term

(y)
Represents interest expense on $2.0 billion in mortgage financing at a weighted average interest rate of 6.05% and $110.0 million average term loan balance at 7.4% (LIBOR +2.00) and amortization of deferred financing costs.

(z)	Represents loss from early extinguishment of debt as a result of assets sold.

(aa)	Represents gain attributable to the GE Transaction.

(bb)	To reflect the minority shareholder interest of 13.89% in the operating partnership.

(c) Exhibits

Exhibit No.	Description

23.1	Consent of Independent Auditors from Ernst & Young dated July 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Martin A. Griffiths
Martin A. Griffiths
Executive Vice President & Chief Financial Officer

Dated: July 9, 2007

EXHIBITS LIST

Exhibit No.	Description

23.1	Consent of Independent Auditors from Ernst & Young dated July 6, 2007.